Exhibit 99.1

NEWS RELEASE
FOR IMMEDIATE RELEASE
Tekelec Announces Q1 2009 Results
Delivers strong revenues, earnings, and cash flows from operations
•	Q1 Revenues of $116.7 million, compared to $118.2 million in Q1 2008;

•	Q1 Orders of $68.0 million, compared to $82.4 million in Q1 2008;

•	Q1 GAAP EPS from Continuing Operations of $0.18 per share, compared to $0.17 in Q1 2008;

•	Q1 Non-GAAP EPS from Continuing Operations of $0.24 per share (as reconciled below), compared to $0.25 per share in Q1 2008;

•	Q1 Cash flow from Continuing Operations of $20.8 million, compared to $38.4 million in Q1 2008.
Morrisville, N.C. May 7, 2009 — Tekelec (“the Company”), (NASDAQ: TKLC), the network signaling, mobile messaging and performance management company, today announced its earnings for the first quarter of 2009.
2009 First Quarter Results from Continuing Operations
Revenue from continuing operations for the first quarter of 2009 was $116.7 million, down 1% compared to $118.2 million for the first quarter of 2008. The Company had orders of $68.0 million for the quarter, down 18% from $82.4 million for the first quarter of 2008. As of March 31, 2009, backlog was $359.3 million compared to $412.1 million as of December 31, 2008 and $381.2 million as of March 31, 2008.
On a GAAP basis, the Company reported income from continuing operations for the first quarter of 2009 of $12.4 million, or $0.18 per diluted share, with the earnings per share up 6% compared to $11.9 million, or $0.17 per diluted share, for the first quarter of 2008. On a non-GAAP basis, net income from continuing operations for the first quarter of 2009 was $16.0 million, or $0.24 per diluted share, with the earnings per share down 4% compared to $18.3 million, or $0.25 per diluted share, for the first quarter of 2008. Please refer to the attached financial statement schedules for a reconciliation of the Company’s GAAP operating results to its non-GAAP operating results.
GAAP operating margins from continuing operations were 15% for the first quarter of 2009 and 2008. Non-GAAP operating margins from continuing operations for the first quarter of 2009 were 20% compared with 22% for the first quarter of 2008 and 20% obtained during the full year of 2008.
Frank Plastina, Tekelec’s president and chief executive officer, stated, “We were pleased with our operating performance for the quarter. The business generated strong revenues, operating margins and
Corporate Office: 5200 Paramount Parkway, Morrisville, N.C. 27560 • Tel 919.460.5500 • Fax 919.460.0877

cash flows from operations, particularly considering the current economic conditions. Additionally, we have better visibility into carrier spending plans than we did earlier in the year. Based on this improved visibility we are now providing full year guidance for 2009.”
Consolidated Results
On a GAAP basis, consolidated net income for the three months ended March 31, 2009 was $12.4 million, or $0.18 per share, with the earnings per share down 5% compared to $13.5 million, or $0.19 per share for the three months ended March 31, 2008. Included in net income for the first quarter of 2008 is $1.6 million in income from discontinued operations.
Balance Sheet and Liquidity
As of March 31, 2009, the Company’s consolidated cash and cash equivalents totaled $231.6 million, compared to $209.4 million at December 31, 2008. Cash flows from continuing operations were $20.8 million for the first quarter of 2009 compared to $38.4 million for the first quarter of 2008. Working capital at March 31, 2009 was $233.8 million, compared to $210.4 million at December 31, 2008 due primarily to the cash flow from operations for the quarter.
At March 31, 2009, the Company continued to hold $91.6 million of Student Loan Auction Rate Securities (“SLARS”) carried at fair value in accordance with FAS 115 and FAS 157. In addition, the Company holds a put which gives the Company the right to require UBS to purchase these securities at par plus accrued interest any time between June 30, 2010 and July 2, 2012. This put right was recorded at fair value in accordance with FAS 157 and FAS 159 at $11.2 million. The net change in fair value of these securities during the quarter ended March 31, 2009 generated an unrealized gain of $1.1 million which was recorded in other income for the quarter.
Guidance
Given our current view of capital spending by our customers and projected order entry during 2009, we are extending our guidance to full year 2009. We are also confirming our prior first half 2009 guidance for orders, revenues, gross margins and GAAP and non-GAAP EPS.
We expect revenue for full year 2009 to range between $440 million and $460 million. For the full year 2009, we expect GAAP EPS to range from $0.63 to $0.73 per share and non-GAAP EPS to range from $0.85 to $0.95 per share. In addition, we anticipate that our new orders for the full year 2009 will range between $420 million and $460 million. See table below for reconciliation of non-GAAP to GAAP measures.

2009 Guidance
Revenues	$440M - $460M
Non-GAAP GM %	65% - 67% *
GAAP EPS	$0.63 - $0.73
Non-GAAP EPS	$0.85 - $0.95 *
Orders	$420M - $460M

*	Excludes $13.2M of estimated stock-based compensation expense, $8.2M of estimated amortization of purchased technology and acquisition-related expenses, (net of associated tax impact of approximately $6.9M) which are included in GAAP EPS. These Non-GAAP adjustments after tax represent approximately $0.22 per share. Of these amounts, approximately $7.0M would reduce the Non-GAAP gross margin.
Conference Call
Tekelec has scheduled a conference call for Thursday, May 7, 2009, for its management to discuss first quarter 2009 results. The Company also plans to provide on its web site prior to the commencement of the call certain GAAP and non-GAAP information (including GAAP reconciliations) for the first quarter 2009 and 2008 and to discuss during this call certain forward looking information concerning management’s outlook for the business.

“Live” Webcast and Replay
Tekelec will host a live webcast of its conference call on Thursday, May 7, 2009 at 8:00 a.m. EDT. To access the webcast, visit Tekelec’s web site located at www.tekelec.com, enter the Investor Relations section and click on the webcast icon. A webcast replay will be available at approximately 11:00 a.m. EDT on Thursday, May 7, 2009, and for 90 days thereafter.
Telephone Replay
A telephone replay of the call will also be available for one week after the live webcast by calling either (800) 642-1687 or (706) 645-9291, and entering the conference ID # 94721556.
Non-GAAP Information
Certain non-GAAP financial measures are included in this press release, including a full non-GAAP statement of operations. In the calculation of these measures, Tekelec generally excludes certain items such as amortization of acquired intangibles, restructuring and other charges, non-cash stock-based compensation charges, and unusual, non-recurring gains and charges. Tekelec believes that excluding such items provides investors and management with a representation of the Company’s core operating performance and with information useful in assessing its prospects for the future and underlying trends in Tekelec’s operating expenditures and continuing operations. Management uses such non-GAAP measures and the non-GAAP statements of operations to (i) evaluate financial results, (ii) manage the Company’s operations, and (iii) establish operational goals. Further, each of the individual non-GAAP measures within the non-GAAP statement of operations and the non-GAAP statement of operations itself are utilized by the Company’s management and board of directors to assist in determining incentive compensation and evaluating key trends within the business. In addition, since the Company has historically reported non-GAAP measures to the investment community, the Company believes the inclusion of this information provides consistency in our financial reporting. The attachments to this release provide a reconciliation of each of the non-GAAP measures, including those included in the full non-GAAP statement of operations, referred to in this release to the most directly comparable GAAP measure. The non-GAAP financial measures are not meant to be considered a substitute for the corresponding GAAP financial measures.
FORWARD-LOOKING STATEMENTS
Certain statements made in this press release are forward looking, reflect the Company’s current intent, belief or expectations and involve certain risks and uncertainties. The Company’s actual future performance may differ materially from such expectations as a result of important risk factors, which include, in addition to those identified in the Company’s 2008 Form 10-K, 2009 First Quarter Form 10-Q and its other filings with the Securities and Exchange Commission, the effect of the current or escalating economic crisis including the impact of credit availability and currency fluctuations on overall capital spending by our customers, the current or further detrimental changes in general economic, social, or political conditions in the countries in which we operate, the timeliness and functional competitiveness of our product releases, our ability to maintain OEM, partner, and vendor support and supply relationships, business interruptions at the Company, its suppliers or customers resulting from the recent flu pandemic, our ability to compete with other manufacturers that have lower cost bases than ours and/or are partially supported by foreign governments or employ other unfair trade practices, our ability to integrate acquisitions, our ability to protect intellectual property rights or the risk of infringing and litigating with others regarding their intellectual property rights, and changes in the market price of the Company’s common stock. The Company undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.
About Tekelec
Tekelec, a global leader in core multimedia session control and network intelligence, ensures scalable, secure and highly available communications.  The company’s market-leading signaling solutions enable the interworking of different network applications, technologies and protocols, providing a smooth transition to next-generation networks.  Tekelec has more than 20 offices around the world serving customers in more than 100 countries, with corporate headquarters located near Research Triangle Park in Morrisville, N.C., U.S.A. For more information, please visit www.tekelec.com.
Investor Contacts:
Mike Gallentine
Director of Investor Relations
919-461-6825 office
Michael.Gallentine@tekelec.com
Press Contacts:
Joanne Latham
Director, Marketing Communications
919-653-9655 office
Joanne.Latham@tekelec.com

TEKELEC
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Three Months Ended March 31,(1)
	2009	2008
	(Thousands, except per share data)
Revenues	$116,658	$118,243
Cost of sales:
Cost of goods sold	40,349	39,946
Amortization of purchased technology	1,517	587

Total cost of sales	41,866	40,533

Gross profit	74,792	77,710

Operating expenses:
Research and development	25,852	24,408
Sales and marketing	17,296	18,204
General and administrative	13,423	14,257
Acquired in-process research and development	—	2,690
Restructuring and other	—	(50)
Amortization of intangible assets	318	109

Total operating expenses	56,889	59,618

Income from operations	17,903	18,092

Other income, net:
Interest income	370	3,281
Interest expense	(55)	(1,132)
Loss on sale of investments	—	(2)
Unrealized gain on ARS portfolio and Put right, net	1,114	—
Other, net	(1,418)	(516)

Total other income, net	11	1,631

Income from continuing operations before provision for income taxes	17,914	19,723
Provision for income taxes	5,549	7,860

Income from continuing operations	12,365	11,863
Income from discontinued operations, net of taxes	—	1,618

Net income	$12,365	$13,481

Earnings per share from continuing operations:
Basic	$0.19	$0.18
Diluted	0.18	0.17

Earnings per share from discontinued operations:
Basic	$—	$0.02
Diluted	—	0.02

Earnings per share:
Basic	$0.19	$0.20
Diluted	0.18	0.19

Weighted average number of shares outstanding-continuing operations:
Basic	66,285	67,517
Diluted	66,869	74,199

Weighted average number of shares outstanding:
Basic	66,285	67,517
Diluted	66,869	74,199

(1)	We operate under a thirteen-week calendar quarter. For financial statement presentation purposes, the reporting periods are referred to as ended on the last day of the calendar quarter. The accompanying Unaudited Condensed Consolidated Statements of Operations are for the thirteen weeks ended April 3, 2009 and March 28, 2008.

TEKELEC
UNAUDITED NON-GAAP STATEMENTS OF OPERATIONS FOR CONTINUING OPERATIONS (1)

	Three Months Ended March 31,(3)
	2009	2008

	(Thousands, except per share data)

Revenues	$116,658	$118,243
Cost of sales:
Cost of goods sold	40,123	39,575

Gross profit	76,535	78,668

Research and development	25,095	23,599
Sales and marketing	16,556	17,457
General and administrative	11,614	11,789

Total operating expenses	53,265	52,845

Income from operations	23,270	25,823
Interest and other income, net	11	1,631

Income from continuing operations before provision for income taxes	23,281	27,454
Provision for income taxes (2)	7,243	9,197

Net income from continuing operations	$16,038	$18,257

Earnings per share:
Basic	$0.24	$0.27
Diluted	0.24	0.25

Weighted average number of shares outstanding:
Basic	66,285	67,517
Diluted	66,869	74,199

(1)	Please refer to the attached reconciliations of the GAAP Statements of Operations to the above Non-GAAP Statements of Operations.

(2)	The above Non-GAAP Statements of Operations assume non-GAAP effective income tax rates of 31.1% and 33.5% for the three months ended March 31, 2009 and 2008, respectively.

(3)	We operate under a thirteen-week calendar quarter. For financial statement presentation purposes, the reporting periods are referred to as ended on the last day of the calendar quarter. The accompanying Unaudited Non-GAAP Statements of Operations for Continuing Operations are for the thirteen weeks ended April 3, 2009 and March 28, 2008.

TEKELEC
UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

	March 31,(1)	December 31,
	2009	2008
	(Thousands, except share data)
ASSETS
Current assets:
Cash and cash equivalents	$231,554	$209,441
Accounts receivable, net	136,273	171,630
Inventories	26,233	23,704
Deferred income taxes	44,253	44,253
Deferred costs and prepaid commissions	50,043	56,588
Prepaid expenses and other current assets	10,581	11,061

Total current assets	498,937	516,677

Long-term trading securities, at fair value	91,634	87,198
Put right, at fair value	11,166	18,738
Property and equipment, net	36,023	34,904
Investments in privately-held companies	22,297	22,297
Deferred income taxes, net	69,676	71,287
Other assets	1,252	1,415
Goodwill	40,778	41,741
Intangible assets, net	35,120	37,703

Total assets	$806,883	$831,960

LIABILITIES AND SHAREHOLDERS’ EQUITY

Current liabilities:
Accounts payable	$28,680	$25,308
Accrued expenses	30,685	30,723
Accrued compensation and related expenses	25,477	40,953
Current portion of deferred revenues	178,532	201,838
Income taxes payable	1,732	7,300
Liabilities of discontinued operations	—	184

Total current liabilities	265,106	306,306

Deferred income taxes	6,663	7,071
Long-term portion of deferred revenues	7,377	7,591
Other long-term liabilities	7,020	6,146

Total liabilities	286,166	327,114

Commitments and Contingencies

Shareholders’ equity:
Common stock, without par value, 200,000,000 shares authorized; 66,528,436 and 66,139,690 shares issued and outstanding, respectively	314,160	309,550
Retained earnings	206,783	194,418
Accumulated other comprehensive income (loss)	(226)	878

Total shareholders’ equity	520,717	504,846

Total liabilities and shareholders’ equity	$806,883	$831,960

(1)	We operate under a thirteen-week calendar quarter. For financial statement presentation purposes, the reporting periods are referred to as ended on the last day of the calendar quarter. The accompanying Unaudited Condensed Consolidated Balance Sheet is as of April 3, 2009.

TEKELEC
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

	Three Months Ended March 31,(1)
	2009	2008
	(Thousands)
Cash flows from operating activities:
Net income	$12,365	$13,481
Adjustments to reconcile net income to net cash provided by operating activities:
Income from discontinued operations	—	(1,618)
Loss on sale of investments	—	2
Unrealized gain on ARS portfolio and Put right, net	(1,114)	—
Provision for doubtful accounts and returns	—	416
Provision for warranty	5,000	—
Inventory write downs	810	1,403
Loss on disposals of fixed assets	51	—
Depreciation	4,574	4,137
Amortization of intangibles	1,835	696
Amortization, other	188	327
Acquired in-process research and development	—	2,690
Deferred income taxes	1,014	5,182
Stock-based compensation	3,312	3,128
Excess tax benefits from stock-based compensation	(148)	(317)
Changes in operating assets and liabilities:
Accounts receivable	35,857	16,169
Inventories	(3,324)	(3,420)
Deferred costs	6,706	5,331
Prepaid expenses and other assets	561	2,820
Accounts payable	487	(24,062)
Accrued expenses	(5,179)	9,568
Accrued compensation and related expenses	(16,709)	(12,729)
Deferred revenues	(24,132)	11,599
Income taxes payable/receivable	(1,401)	3,631

Total adjustments	8,388	24,953

Net cash provided by operating activities — continuing operations	20,753	38,434
Net cash used in operating activities — discontinued operations	(184)	(889)

Net cash provided by operating activities	20,569	37,545

Cash flows from investing activities:
Proceeds from sales and maturities of investments	4,250	710,823
Purchases of investments	—	(584,524)
Payments related to acquired in-process research and development	—	(1,834)
Purchases of property and equipment	(6,000)	(2,690)
Other non-operating assets	—	(38)

Net cash provided by (used in) investing activities	(1,750)	121,737

Cash flows from financing activities:
Repurchase of common stock	—	(13,444)
Proceeds from issuance of common stock	2,368	758
Excess tax benefits from stock-based compensation	148	317

Net cash provided by (used in) financing activities	2,516	(12,369)

Effect of exchange rate changes on cash	778	247

Net change in cash and cash equivalents	22,113	147,160
Cash and cash equivalents, beginning of period	209,441	105,550

Cash and cash equivalents, end of period	$231,554	$252,710

(1)	We operate under a thirteen-week calendar quarter. For financial statement presentation purposes, the reporting periods are referred to as ended on the last day of the calendar quarter. The accompanying Unaudited Condensed Consolidated Statements of Cash Flows are for the thirteen weeks ended April 3, 2009 and March 28, 2008.

TEKELEC
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED IMPACT OF NON-GAAP ADJUSTMENTS

	Three Months Ended March 31, 2009(5)
	(Thousands, except per share data)
	GAAP			Non-GAAP
	Continuing			Continuing
	Operations	Adjustments		Operations

Revenues	$116,658	$—		$116,658
Cost of sales:
Cost of goods sold	40,349	(226	) (1)	40,123
Amortization of purchased technology	1,517	(1,517	) (2)	—

Total cost of sales	41,866	(1,743)		40,123

Gross profit	74,792	1,743		76,535

Operating Expenses:
Research and development	25,852	(537	) (1)	25,095
		(220	) (3)
Sales and marketing	17,296	(740	) (1)	16,556
General and administrative	13,423	(1,809	) (1)	11,614
Amortization of intangible assets	318	(318	) (2)	—

Total operating expenses	56,889	(3,624)		53,265

Income from operations	17,903	5,367		23,270

Interest and other income, net	11	—		11

Income from continuing operations before provision for income taxes	17,914	5,367		23,281

Provision for income taxes	5,549	1,694	(4)	7,243

Net income	$12,365	$3,673		$16,038

Earnings per share:
Basic	$0.19			$0.24
Diluted	$0.18			$0.24

Weighted average number of shares outstanding:
Basic	66,285			66,285
Diluted	66,869			66,869

(1)	The adjustments represent stock-based compensation expense recognized related to awards of stock options, restricted stock or restricted stock units and stock appreciation rights granted under our equity incentive plans and stock purchase rights granted under our employee stock purchase plan.

(2)	The adjustments represent the amortization of purchased technology and other intangibles related to the acquisitions of Steleus, iptelorg and mBalance.

(3)	The adjustment represents consideration payable to Estacado that is contingent upon the continued employment of certain former Estacado employees by Tekelec.

(4)	The adjustment represents the income tax effect of footnotes (1), (2) and (3) in order to reflect our non-GAAP effective tax rate.

(5)	We operate under a thirteen-week calendar quarter. For financial statement presentation purposes, the reporting periods are referred to as ended on the last day of the calendar quarter. The accompanying schedule of Unaudited Impact of Non-GAAP Adjustments on Net Income is for the thirteen weeks ended April 3, 2009.

TEKELEC
UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
UNAUDITED IMPACT OF NON-GAAP ADJUSTMENTS ON NET INCOME

	Three Months Ended March 31, 2008(10)
	(Thousands, except per share data)
	GAAP			Non-GAAP
	Continuing			Continuing
	Operations	Adjustments		Operations

Revenues	$118,243	$—		$118,243
Cost of sales:
Cost of goods sold	39,946	(371	) (1)	39,575
Amortization of purchased technology	587	(587	) (2)	—

Total cost of sales	40,533	(958)		39,575

Gross profit	77,710	958		78,668

Operating Expenses:
Research and development	24,408	(662	) (1)	23,599
		(147	) (3)
Sales and marketing	18,204	(747	) (1)	17,457
General and administrative	14,257	(1,568	) (1)	11,789
		(900	) (4)
Acquired in-process research and development	2,690	(2,690	) (5)	—
Restructuring and other	(50)	(170	) (6)	—
		220	(1),(6)
Amortization of intangible assets	109	(109	) (2)	—

Total operating expenses	59,618	(6,773)		52,845

Income from operations	18,092	7,731		25,823

Interest and other income, net	1,631	—		1,631

Income from continuing operations before provision
for income taxes	19,723	7,731		27,454

Provision for income taxes	7,860	1,337	(7)	9,197

Income from continuing operations	11,863	6,394		18,257

Income from discontinued operations, net of taxes	1,618	(1,618	) (8)	—

Net income	$13,481	$4,776		$18,257

Earnings per share from continuing operations:
Basic	$0.18			$0.27
Diluted (9)	0.17			0.25

Earnings per share:
Basic	$0.20			$0.27
Diluted (9)	0.19			0.25

Weighted average number of shares outstanding:
Basic	67,517			67,517
Diluted (9)	74,199			74,199

(1)	The adjustments represent stock-based compensation expense recognized related to awards of stock options, restricted stock or restricted stock units and stock appreciation rights granted under our equity incentive plans and stock purchase rights granted under our employee stock purchase plan.

(2)	The adjustments represent the amortization of purchased technology, other intangibles and acquired backlog related to the acquisitions of Steleus and iptelorg.

(3)	The adjustment represents consideration payable to Estacado that is contingent upon the continued employment of certain former Estacado employees by Tekelec.

(4)	The adjustment represents an arbitration award and associated legal fees in favor of our former President and CEO, Fred Lax.

(5)	The adjustment represents acquired in-process research and development related to the Estacado purchase.

(6)	The adjustment represents the elimination of costs incurred during 2008 related to our initiating a plan to centralize certain functions in our EAAA region and changes in estimates related to our 2007 realignment activities.

(7)	The adjustment represents the income tax effect of footnotes (1), (2), (3), (4), (5) and (6) in order to reflect our Non-GAAP effective tax rate.

(8)	The adjustment represents the elimination of our discontinued operations.

(9)	For the three months ended March 31, 2008, the calculations of diluted earnings per share include a potential add-back to net income of $581,000 for assumed after-tax interest cost and 6,361,000 weighted average shares related to our formerly outstanding convertible debt using the “if-converted” method.

(10)	We operate under a thirteen-week calendar quarter. For financial statement presentation purposes, the reporting periods are referred to as ended on the last day of the calendar quarter. The accompanying schedule of Unaudited Impact of Non-GAAP Adjustments on Net Income is for the thirteen weeks ended March 28, 2008.